As filed with the Securities and Exchange Commission on December 16, 2015

Registration No. 333-74965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT NO. 333-74965

UNDER

THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-1541045
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

157 Church Street

New Haven, Connecticut 06510

(203) 499-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Linda L. Randell

Senior Vice President and General Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

203-499-2000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Leonard Rodriguez

Managing Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

Approximate date of commencement of proposed sale to the public: Not Applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of UIL Holdings Corporation, a Connecticut corporation (the “Registrant”) that were registered on the Registration Statement on Form S-4 (No. 333-74965) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 24, 1999, as amended by Pre-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 16, 1999, as further amended by Pre-Effective Amendment No. 2, filed with the Securities and Exchange Commission on August 4, 1999, as further amended by Pre-Effective Amendment No. 3, filed with the Securities and Exchange Commission on November 10, 1999, as further amended by Pre-Effective Amendment No. 4, filed with the Securities and Exchange Commission on January 14, 2000, pertaining to the registration of an aggregate of 15,001,292 shares of common stock, without par value, of the Registrant.

The Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2015, by and among the Registrant, Iberdrola USA, Inc., a New York corporation (“IUSA”), and UIL Holdings Corporation (formerly known as Green Merger Sub, Inc.), a Connecticut corporation and a wholly owned subsidiary of IUSA (“Merger Sub”), pursuant to which the Registrant merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of IUSA, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on December 16, 2015.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, Merger Sub, as successor to the Registrant by virtue of the Merger, hereby terminates the effectiveness of the Registration Statement and, in accordance with the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 16, 2015.

UIL Holdings Corporation

By:	/s/ Richard J. Nicholas
	Name:	Richard J. Nicholas
	Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act.